Exhibit 1.1

Bill Barrett Corporation

UNDERWRITING AGREEMENT

dated June 30, 2009

Banc of America Securities LLC
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.

Underwriting Agreement

June 30, 2009

BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES INC.

As Representatives of the several Underwriters

c/o BANC OF AMERICA SECURITIES LLC
One Bryant Park
New York, NY  10036

Ladies and Gentlemen:

Introductory.  Bill Barrett Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $250,000,000 principal amount of its 9.875% Senior Notes due 2016 (the “Notes”).  The Notes will be guaranteed (collectively, the “Guarantees”) by each of the subsidiary guarantors named in Schedule B hereto (the “Notes Guarantors”).  The Notes and the Guarantees are collectively referred to herein as the “Securities.”  The Securities are to be issued under an indenture, to be dated as of the Closing Date (as defined in Section 3 hereof), as supplemented by the First Supplemental Indenture, to be dated as of the Closing Date (as supplemented, the “Indenture”) among the Company, the Notes Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

The Company hereby confirms its engagement of Morgan Stanley & Co. Incorporated (“Morgan Stanley”) as, and Morgan Stanley hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter,” within the meaning of NASD Conduct Rule 2720(b)(15) with respect to the offering and sale of the Notes pursuant to this underwriting agreement (the “Agreement”).  Morgan Stanley, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”  The QIU agrees that it will not be paid compensation by the Company.  The price at which the Notes will be sold to the public shall not be higher than the maximum price recommended by the QIU.

1.             Representations and Warranties.  The Company and each Notes Guarantor, jointly and severally, represent and warrant to, and agree with, each of the Underwriters as of the date hereof that:

(a)           The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-158778), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule

430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  Any preliminary prospectus relating to the Securities included in the Registration Statement is hereafter called a “Preliminary Prospectus.”  The term “Prospectus” shall mean the final prospectus relating to the Notes that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), including the Base Prospectus.  Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b)           The Registration Statement has become effective upon filing with the Commission under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each of the Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act and the rules thereunder.  Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) and, at the Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification of the Trustee on Form T-1 and (ii) statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 8(b) hereof.  There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.  Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

(c)           (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

(d)           The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, including the Base Prospectus, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule D hereto.  As of 11:30 am (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e)           (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f)            Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Disclosure Package.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  Any Issuer Free Writing Prospectus not identified on Schedule C, when taken together with the Pricing Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)           Neither the Company nor the Notes Guarantors have distributed or will distribute, prior to the later of the Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or included in Schedule C hereto or the Registration Statement.

(h)           There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived or are not applicable to the offering of the Notes.

(i)            Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, nor has there been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, either individually or in the aggregate, in or affecting the management, condition, financial or otherwise, stockholders’ equity, results of operations or business of the Company, taken as a whole (a “Material Adverse Effect”) other than as set forth or contemplated in the Disclosure Package and the Prospectus; and since such date as of which information is given in the Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(j)            The Company and its subsidiaries have legal, valid and defensible title to substantially all of the interests in oil and gas properties underlying the Company’s estimates of its net proved reserves contained in the Disclosure Package and the Prospectus and to substantially all other real and personal property reflected in the Disclosure Package and the Prospectus as assets owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Disclosure Package and the Prospectus or would not have a Material Adverse Effect; any other real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; and the working interests derived from oil, gas and mineral leases or mineral interests which constitute a portion of the real property held or leased by the Company or its subsidiaries reflect in all material respects the right of the Company and its subsidiaries to explore, develop or produce hydrocarbons from such real property, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases or other property interests was generally consistent with standard industry practices in the areas in which the Company operates for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

(k)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties, as the case may be, and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to be so qualified or to be in good standing in any such jurisdiction would not have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated or formed and is validly existing as an entity in good standing under the laws of its jurisdiction of incorporation or formation, and is duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to be so qualified or to be in good standing in any such jurisdiction would not have a Material Adverse Effect.

(l)            The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus, and all of the issued shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as such non-assessability may be affected by Section 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act) and (except for directors’ qualifying shares and except as set forth in the Disclosure Package and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than those arising under the Second Amended and Restated Credit Agreement dated as of March 17, 2006, as amended, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, Deutsche Bank Securities Inc., as syndication agent, and Bank of America, N.A., Harris Nesbitt Financing, Inc. and U.S. Bank National Association, as co-documentation agents, and the lenders from time to time party thereto or as set forth in the Disclosure Package and the Prospectus.

(m)          The issue and sale of the Notes by the Company, the issuance of the Guarantees by the Notes Guarantors and the compliance by the Company and the Notes Guarantors with all of the provisions of this Agreement, the Indenture and the consummation of the transactions herein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or formation, as applicable, or bylaws or limited liability company agreement, as applicable (in each case, as amended or restated), of the Company or the Notes Guarantors, and (iii) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except with respect to (i) and (iii) above, for such conflicts, breaches, violations or defaults that would not result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body having jurisdiction over the Company or its subsidiaries is required for the issue and sale of the Securities or the consummation by the Company and the Notes Guarantors of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been previously obtained or may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(n)           Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or formation, as applicable, or its bylaws or limited liability company agreement, as applicable (in each case, as amended or restated), (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority except in the case of (ii) or (iii) above, for such violations and defaults that would not result in a Material Adverse Effect.

(o)           Other than as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(p)           Deloitte & Touche LLP, who have certified the consolidated financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(q)           Except as described in the Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) none of the Company or any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or any actions, suits or proceedings by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(r)            Netherland, Sewell & Associates, Inc., whose report is referenced in the Disclosure Package and the Prospectus, was, as of the dates of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.

(s)           The information underlying the estimates of reserves of the Company and its subsidiaries contained in the Disclosure Package and the Prospectus, which information was supplied by the Company to Netherland, Sewell & Associates, Inc. for purposes of reviewing the reserve reports and estimates of the Company and preparing the letter (the “Reserve Report Letter”) of Netherland, Sewell & Associates, Inc., including production and costs of operation, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening market commodity price fluctuations, fluctuations of demand for such products, adverse weather conditions, unavailability or increased costs of equipment, supplies or transportation capacity, the timing of third party operations and other factors described in the Disclosure Package and the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Disclosure Package and the Prospectus and as reflected in the Reserve Report Letter; and estimates of such reserves and present values as described in the Disclosure Package and the Prospectus and reflected in the Reserve Report Letter comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

(t)            The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15e of the Exchange Act.

(u)           The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(v)           The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the

Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(w)          Each of the Company and the Notes Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents by the Company and the Notes Guarantors and the consummation of the transactions by the Company and the Notes Guarantors contemplated thereby has been duly and validly taken.

(x)            The Indenture has been duly authorized by the Company and each Notes Guarantor and has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and upon execution and delivery and assuming due authorization, execution, and delivery by the Trustee, will constitute a valid and legally binding agreement of the Company and each Notes Guarantor enforceable against the Company and each Notes Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, reorganization, moratorium, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), by public policy, by applicable law relating to indemnification and contribution and by an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(y)           The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.  The Guarantees of the Notes are in the respective forms contemplated by the Indenture, have been duly authorized by the Notes Guarantors for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Notes Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Notes Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions and will be entitled to the benefits of the Indenture.

(z)            This Agreement has been duly authorized, executed and delivered by the Company and each Notes Guarantor.

(aa)         The Indenture conforms, and the Securities will conform, in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(bb)         Each of the Company and the Notes Guarantors is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(cc)         The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(dd)         There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, in all material respects.

(ee)         The Company and its subsidiaries have filed all necessary federal, state and local income and franchise tax returns in a timely manner (except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(l) above in respect of all federal, state and local income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(ff)           Each of the Company and its subsidiaries carry, or are covered by, insurance in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

2.            Purchase and Sale.  The Company agrees to issue and sell to the several Underwriters the Notes upon the terms herein set forth on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Notes set forth opposite their names on Schedule A.  The purchase price per Note to be paid by the several Underwriters to the Company shall be equal to 92.922% of the principal amount thereof.

3.            Delivery and Payment.

(a)           Delivery of the Securities.  Delivery of certificates for the Securities to be purchased by the Underwriters and payment therefor shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York time, on July 8, 2009, or such other time and date not later than the third business day thereafter (the time and date of such closing are called the “Closing Date”).  Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(b)           Public Offering of the Notes.  The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed the Representatives, in their sole judgment, have determined is advisable and practicable.

(c)           Payment for the Notes.  Payment for the Notes shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Company.

(d)           It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes.  Banc of America Securities LLC, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e)           Delivery of Prospectus to the Underwriters.  Not later than 10:00 a.m. on the second business day following the date the Notes are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

4.            Covenants.  The Company and the Notes Guarantors, jointly severally, covenant and agree with each of the Underwriters as follows:

(a)           Representatives Review of Proposed Amendments and Supplements.  During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b)           Securities Act Compliance.  After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act).  The Company shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use.  If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 4(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c)           Exchange Act Compliance.  During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d)           Final Term Sheet.  The Company will prepare a final term sheet containing solely a description of the Notes, including the price at which the Notes are to be sold to the public, in a form approved by the Representatives, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(e)           Permitted Free Writing Prospectuses.  The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, or (b) contains only (1) information describing the preliminary terms of the Securities or their offering, (2) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 1(d)(iv) or (3) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent which consent shall be confirmed in writing that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(f)            Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Security Act Matters.  If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(g)           Copies of any Amendments and Supplements to the Prospectus.  The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representatives may request.

(h)           Copies of the Registration Statements and the Prospectus.  The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representatives may reasonably request.

(i)            Blue Sky Compliance.  The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives and consented to by the Company, and the Company shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject.  The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(j)            Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(k)           Agreement Not to Offer to Sell Additional Securities.  During the period of 60 days following the date of this Agreement, the Company will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement).

(l)            DTC.  The Company shall use commercially reasonable efforts to obtain the approval of DTC to permit the Notes to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agrees to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(m)          Earnings Statement.  As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending June 30, 2010 that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(n)           Periodic Reporting Obligations.  During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

(o)           Filing Fees.  The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(p)           Compliance with Sarbanes-Oxley Act.  The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(q)           Future Reports to the Representatives.  During the period of two years hereafter the Company will furnish to the Representatives (i) to the extent not available on the Commission’s EDGAR filing system, as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) to the extent not available on the Commission’s EDGAR filing system, as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any securities exchange; and (iii) to the extent not available on the Commission’s EDGAR filing system, as soon as available, copies of any publicly available report or communication of the Company mailed generally to holders of its capital stock.

(r)            No Manipulation of Price.  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(s)           Investment Limitation.  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the 1940 Act.

5.            Payment of Expenses.  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s and the Notes Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers, this Agreement, the Indenture and the Securities, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Notes Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Underwriters in connection with the review by FINRA, if any, of the terms of the sale of the Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Notes Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement, (x) all expenses incident to the “road show” for the offering of the Securities, including one-half of the cost of any chartered airplane or other transportation, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5.  It is understood, however, that, except as provided in this Section 5, and Sections

7, 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel.

6.            Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and each Notes Guarantor herein are, at and as of the date hereof and the Closing Date, true and correct, the condition that the Company and each Notes Guarantor shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           Accountants’ Comfort Letter.  On the date hereof, the Representatives shall have received from Deloitte & Touche LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, covering the financial information in the Disclosure Package and other customary information.

(b)           Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.  For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Securities:

(i)      the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii)     the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(iii)    no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and

(iv)    FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)           No Material Adverse Effect or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date:

(i)      in the judgment of the Representatives there shall not have occurred any Material Adverse Effect;

(ii)     there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 6 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement and the Prospectus; and

(iii)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d)           Opinion of Counsel for the Company.  On the Closing Date, the Representatives shall have received the favorable opinion and 10b-5 statement of Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, dated the Closing Date and addressed to the Representatives, which may be relied upon by each Underwriter, the form of which is attached as Exhibit A.

(e)           Opinion of General Counsel.  On the Closing Date, the Representatives shall have received an opinion of the Executive Vice President—General Counsel and Secretary to the Company, dated the Closing Date and addressed to the Representatives, which may be relied upon by each Underwriter, the form of which is attached as Exhibit B.

(f)            Opinion of Counsel for the Underwriters.  On the Closing Date, the Representatives shall have received the favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Representatives, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)           Officers’ Certificate.  On the Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and (c)(iii) of this Section 6, and further to the effect that:

(i)      for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Effect;

(ii)     the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii)    the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(h)           Bring-down Comfort Letter.  On the Closing Date, the Representatives shall have received from Deloitte & Touche LLP, independent public accountants for the Company, a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that (i) it shall cover the financial information in the Prospectus and any amendment or supplement thereto and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(i)            Form of Securities and Indenture.  The Securities and the Indenture shall be executed by the Company, or the Notes Guarantors, as the case may be, in substantially the form previously delivered to you.

(j)            Closing Documents.  At the Closing Date, the Company and the Notes Guarantors shall have furnished counsel for the Company, the Notes Guarantors or the Underwriters, as the case may be, such documents as they reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or fulfillment of any of the conditions herein contained.

(k)           Letter of Consultant.  On the date of this Agreement and on the Closing Date, the Representatives shall have received a letter addressed to the Underwriters, from Netherland, Sewell & Associates, Inc., in form and substance reasonably satisfactory to the Representatives and counsel for the Representatives, confirming that it is an independent petroleum consultant with respect to the Company, attaching its report with respect to the Company’s oil and gas reserves, and stating that as of the date of such letter it has no reason to believe that the conclusions and findings contained in such report are not true or correct.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

7.             Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Representatives pursuant to Section 6 or Section 11, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

8.             Indemnification.

(a)           Indemnification of the Underwriters.  The Company and each of the Notes Guarantors agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)           Indemnification of the Company, its Directors and Officers.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Notes Guarantors, each of their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Notes Guarantors within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Notes Guarantor or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter directly or through the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, any Notes Guarantor or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company and the Notes Guarantors hereby acknowledge that the only information that the Underwriters have furnished to the Company and the Notes Guarantors expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) consists of the statements set forth in the table in the first paragraph and the statements set forth in the third paragraph, sixth paragraph, seventh paragraph, and the third and fourth sentences of the eighth paragraph, each under the caption “Underwriting” in the Prospectus.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)           Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (A) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by Banc of America Securities LLC in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (B) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)           Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)           Indemnification of the QIU.  Without limitation and in addition to its obligation under the other subsections of this Section 8, the Company agrees to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of NASD Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to this Section 8(e) in respect of such action, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as QIU and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.

9.             Contribution.

(a)           If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Notes Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Notes Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Notes Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Notes Guarantors, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.  The relative fault of the Company and the Notes Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Notes Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A.  For purposes of this Section 9, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company and the Notes Guarantors, each officer of the Company and the Notes Guarantors who signed the Registration Statement and each person, if any, who controls the Company and the Notes Guarantors within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Notes Guarantors.

10.           Default of One or More of the Several Underwriters.

(a)           If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the principal amount of Securities to be purchased set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the principal amount of Securities with respect to which such default occurs exceeds 10% of the principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 7 and Section 9 shall at all times be effective and shall survive such termination.  In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.  As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10.  Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.           Termination of This Agreement.

(a)           Prior to the Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, Inc. shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; (iii) in the judgment of the Representatives there shall have occurred any Material Adverse Effect; or (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change in United States or international financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.  Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 5 and 7 hereof or (b) any Underwriter to the Company.

12.           No Advisory or Fiduciary Responsibility.

(a)           The Company and each Notes Guarantor acknowledge and agree that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and each Notes Guarantor, on the one hand, and the several Underwriters, on the other hand, and the Company and each Notes Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Notes Guarantors or any of their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or any Notes Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Notes Guarantor on other matters) and no Underwriter has any obligation to the Company or any Notes Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Notes Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Notes Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Notes Guarantors and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Company and each Notes Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Company or any Notes Guarantor may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13.           Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any (a) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the QIU, the officers or employees of any Underwriter or the QIU, or any person controlling the Underwriter or the QIU or (b) acceptance of the Securities and payment for them hereunder.  The provisions of Sections 7, 8 and 13 hereof shall survive the termination or cancellation of this Agreement.

14.           Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Banc of America Securities LLC
One Bryant Park
New York, NY  10036
Facsimile:  (212) 901-7897
Attention:  Legal Department

With a copy to (which copy shall not constitute notice):

James J. Clark
Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY  10005

If to the Company:

Bill Barrett Corporation
1099 18th Street, Suite 2300
Denver, CO  80202
Facsimile:  (303) 312-8598
Attention:  General Counsel and Chief Financial Officer

With a copy to (which copy shall not constitute notice):

Christine B. LaFollette
Akin Gump Strauss Hauer & Feld, LLP
1111 Louisiana Street, 44th Floor
Houston, Texas  77002

Any party hereto may change the address for receipt of communications by giving written notice to the others.

15.           Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of (i) the Company and the Notes Guarantors, their directors, any person who controls the Company or any of the Notes Guarantors within the meaning of the Securities Act and the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, (iii) the QIU, the QIU’s officers, directors, employees and agents, and each person, if any, who controls the QIU within the meaning of the Securities Act and the Exchange Act, and (iv) the respective successors and assigns of any of the above, all as and to the extent  provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

16.           Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.           Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

18.           General Provisions.  This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

BILL BARRETT CORPORATION

By:	/s/ Fredrick J. Barrett
Name: Fredrick J. Barrett
Title: CEO/Chairman

NOTES GUARANTORS

BILL BARRETT CBM CORPORATION

By:	/s/ Fredrick J. Barrett
Name: Fredrick J. Barrett
Title: CEO/Chairman

BILL BARRETT CBM, LLC

By:	BILL BARRETT CBM CORPORATION,
as its sole member

By:	/s/ Fredrick J. Barrett
Name: Fredrick J. Barrett
Title: CEO/Chairman

CIRCLE B LAND COMPANY LLC

By:	/s/ Fredrick J. Barrett
Name: Fredrick J. Barrett
Title: CEO/Chairman

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES INC.
Acting as Representatives of the several Underwriters named in the attached Schedule A.

By:	Banc of America Securities LLC

By:	/s/ Lex Maultsby
Lex Maultsby
Managing Director

By:	Deutsche Bank Securities Inc.

By:	/s/ Steve Cunningham
Steve Cunningham
Title: Managing Director

By:	/s/ Edwin E. Roland
Edwin E. Roland
Title: Managing Director

By:	J.P. Morgan Securities Inc.

By:	/s/ Geoff Benson
Title: Executive Director

MORGAN STANLEY & CO. INCORPORATED,
Acting in its capacity as the “qualified independent underwriter”

By:	/s/ Peter C. Bowen
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Principal Amount of Securities to be Purchased
Banc of America Securities LLC	$95,625,000
Deutsche Bank Securities Inc.	$36,250,000
J.P. Morgan Securities Inc.	$36,250,000
Credit Suisse Securities (USA) LLC	$10,000,000
Morgan Stanley & Co. Incorporated	$10,000,000
Wachovia Capital Markets, LLC	$10,000,000
BMO Capital Markets Corp.	$10,000,000
Barclays Capital Inc.	$10,000,000
SunTrust Robinson Humphrey, Inc.	$10,000,000
BBVA Securities Inc.	$3,125,000
Comerica Securities, Inc.	$3,125,000
Fortis Securities LLC	$3,125,000
Goldman, Sachs & Co.	$3,125,000
Howard Weil Incorporated	$3,125,000
Mitsubishi UFJ Securities (USA), Inc.	$3,125,000
U.S. Bancorp Investments, Inc.	$3,125,000
Total	$250,000,000

A-1

SCHEDULE B

Notes Guarantors

1.                                       Bill Barrett CBM Corporation, a Delaware Corporation

2.                                       Bill Barrett CBM, LLC, a Texas limited liability company

3.                                       Circle B Land Company LLC, a Colorado limited liability company

B-1

SCHEDULE C

Issuer Free Writing Prospectuses

Schedule of Free Writing Prospectuses included in the Disclosure Package

Final Term Sheet

C-1

SCHEDULE D

Final Term Sheet

Filed pursuant to Rule 433 under the Securities Act

Registration Statement No. 333-158778

June 30, 2009

Bill Barrett Corporation $250,000,000 9.875% Senior Notes due 2016

The following information supplements the preliminary prospectus supplement dated June 24, 2009 and supersedes such preliminary prospectus supplement to the extent that it is inconsistent therewith.  Financial information presented in the preliminary prospectus supplement is deemed to have changed to the extent affected by the changes described herein.

Term Sheet

Issuer:	Bill Barrett Corporation (“BBG”)
Principal Amount:	$250,000,000
Title of Securities:	9.875% Senior Notes due 2016
Maturity:	July 15, 2016
Offering Price:	95.172%
Coupon	9.875%
Yield-to-Maturity:	10.875%
Net Proceeds to BBG (estimated):	$231,392,500
Gross Spread (%):	2.25%
Interest Payment Dates:	January 15 and July 15
Record Dates:	January 1 and July 1
First Interest Payment Date:	January 15, 2010
Optional Redemption:	Make-whole call @ T+ 50 prior to July 15, 2013, then:

	On or after:	Price:
	July 15, 2013	104.938%
	July 15, 2014	102.469%
	July 15, 2015	100%

Equity Clawback:	Up to 35% at 109.875% plus accrued interest until July 15, 2012
Change of Control:	Put at 101% of principal plus accrued interest

Joint Book Running Managers:	Banc of America Securities LLC	$95,625,000
	Deutsche Bank Securities Inc.	$36,250,000
	J.P. Morgan Securities Inc.	$36,250,000

Senior Co-Managers:	Barclays Capital Inc.	$10,000,000
	BMO Capital Markets Corp.	$10,000,000

	Credit Suisse Securities (USA) LLC	$10,000,000
	Morgan Stanley & Co. Incorporated	$10,000,000
	SunTrust Robinson Humphrey, Inc.	$10,000,000
	Wachovia Capital Markets, LLC	$10,000,000

Co-Managers	BBVA Securities Inc.	$3,125,000
	Comerica Securities, Inc.	$3,125,000
	Fortis Securities LLC	$3,125,000
	Goldman, Sachs & Co.	$3,125,000
	Howard Weil Incorporated	$3,125,000
	Mitsubishi UFJ Securities (USA), Inc.	$3,125,000
	U.S. Bancorp Investments, Inc.	$3,125,000

Trade Date:	June 30, 2009
Settlement Date:	July 8, 2009 (T+5)
Distribution:	Registered Offering
Ratings (Moody’s/S&P):	B1/B+
	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
Use of Proceeds:	Bill Barrett Corporation will use the net proceeds of this offering to repay borrowing under its revolving credit facility.
CUSIP Number:	06846NAB0
ISIN Number:	US06846NAB01

Description of the Notes

The following change is being made to the “Description of the Notes” section in the Preliminary Prospectus Supplement:

The definition of “Foreign Subsidiary” on page S-94 of the Preliminary Prospectus Supplement under “Description of the Notes —Definitions” is deleted in its entirety and replaced with the following:

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof and any direct or indirect subsidiary of such Restricted Subsidiary, and in each such case, as of its most recently available balance sheet date, at least 50% of the tangible assets of which were not located in the United States of America or any state or territory thereof.

Pro Forma Ratio of Earnings to Fixed Charges

Because the proceeds of this offering will be used to repay indebtedness and our ratio of earnings to fixed charges would change by 10% or more, we are presenting the  pro forma ratio below, which gives effect to the completion of this offering and the application of the estimated proceeds as set forth in the preliminary prospectus supplement.

Pro Forma Three Months Ended March 31, 2009
Ratio of earnings to fixed charges	3.7	x

Other Information

As of March 31, 2009 and June 23, 2009, respectively, on a pro forma basis after giving effect to the application of the net proceeds from the sale of the notes as set forth under “Use of Proceeds,” above, the total outstanding principal amount of our long term indebtedness would have been approximately $467.1 million and $490.1 million respectively, and we would have had approximately $492.9 million and $469.9 million respectively, in additional borrowing capacity under our revolving credit facility (after giving effect to a required $62.5 million borrowing base reduction), which, if borrowed, would be secured debt effectively senior to the notes to the extent of the value of the collateral securing that indebtedness.

Because more than 10% of the net proceeds of this offering, not including underwriting compensation, will be paid to affiliates of members of the Financial Industry Regulatory Authority (FINRA) who are participating in this offering, this offering is being conducted in compliance with FINRA Rule 5110(h) and NASD Conduct Rule 2720(c).  Those rules require that the yield at which our notes are to be distributed to the public can be no lower than that recommended by a “qualified independent underwriter,” as defined by FINRA. Morgan Stanley & Co. Incorporated has served in that capacity and performed due diligence investigations and reviewed and participated in the preparation of this prospectus supplement.  We have agreed to indemnify Morgan Stanley & Co. Incorporated against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, the issuer or underwriter will arrange to send you the prospectus and other documents the Issuer has filed with the SEC if you request them by calling Banc of America Securities LLC toll free at 1-800-294-1322.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A

Form of Opinion of Counsel for the Company

1.                                       The Company and each of the Specified Guarantors is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, as listed on Exhibit C hereto, and is duly qualified and in good standing as a foreign corporation or limited liability company, as applicable, in each of the other jurisdictions listed on Exhibit C hereto.

2.                                       Each of the Company and the Specified Guarantors has the corporate or entity power, as applicable, to execute and deliver, and perform its respective obligations under, the Transaction Documents to which it is a party.  Bill Barrett CBM, LLC has the entity power to own, lease and operate its properties and conduct its business as described in the Prospectus and the Pricing Disclosure Package.

3.                                       The execution and delivery of the Transaction Documents by each of the Company and the Specified Guarantors party thereto and the performance by each of the Company and the Specified Guarantors of its respective obligations under the Transaction Documents to which it is party has been duly authorized by all necessary corporate or entity action, as applicable, on the part of the Company and the Specified Guarantors.  The Transaction Documents have been duly and validly executed and delivered by each of the Company and the Specified Guarantors.

4.                                       The Securities, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

5.                                       The Indenture (including with respect to the Guarantors, when the Securities have been duly and validly authenticated in accordance with the terms of the Indenture and duly and validly paid for by and delivered to the Underwriters in accordance with the terms of the Underwriting Agreement, the guarantee of the Guarantors provided in Article 11 of the First Supplemental Indenture and Article XIV of the Base Indenture) constitutes the valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms.

6.                                       The execution and delivery of the Transaction Documents by the Company and the Guarantors does not, and the performance by each of the Company and the Guarantors of its respective obligations under the Transaction Documents to which it is a party will not, (i) result in any violation of the Governing Documents of the Company or the Specified Guarantors, (ii) breach or result in a default, or result in the creation or imposition of any lien upon any property of the Company or any Guarantor, under the Credit Agreement or (iii) result in any violation of any statute, rule or regulation of any Included Law (as defined below) (including Regulations T, U and X of the Board of Governors of the Federal Reserve System).

7.                                       No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any of the Included Laws for the due execution and delivery of the Transaction Documents by each of the Company and the Guarantors party thereto and the performance by each of the Company and the Guarantors of its respective obligations under the Transaction Documents to which it is a party except for (i) routine Filings necessary in connection with the conduct of the business of the Company and the Guarantors, including routine Filings required to be made under the Exchange Act, (ii) such other Filings as have been obtained or made, (iii) Filings required to maintain corporate and similar standing and existence, (iv) such Filings required under the Securities Act or the Exchange Act as provided in the Underwriting Agreement, and (v) Filings required to maintain corporate and similar standing and existence.

8.                                       The statements in the Prospectus under the caption “Description of the Notes” and in the Pricing Disclosure Package under the caption “Description of the Notes,” insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.  The Indenture and the Securities conform in all material respects as to legal matters to the descriptions thereof under the caption “Description of the Notes” in the Pricing Disclosure Package and the Prospectus.

9.                                       The statements in the Pricing Disclosure Package and the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize, as of the date of the Pricing Disclosure Package or the Prospectus, respectively, in all material respects, the United States federal tax laws referred to therein, subject to the qualifications and assumptions stated therein.

10.                                 After giving effect to the offering and sale of the Securities contemplated by the Underwriting Agreement and the application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus, each of the Company and the Guarantors is not required to register as an “investment company,” as such term is defined under the 1940 Act.

11.                                 The Indenture has been qualified under the Trust Indenture Act.  The Indenture conforms in all material respects with the requirements of the Trust Indenture Act.

12.                                 The Registration Statement became effective upon filing under Rule 462(e) under the Securities Act.

13.                                 To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under Section 8A of the Securities Act or proceedings for that purpose instituted or threatened by the Commission.

14.                                 Any required filing of each of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule.

Based on our participation in such conferences and conversations, our review of the Disclosure Documents described above, our understanding of the U.S. Federal securities Laws and the experience we have gained in our practice thereunder, we advise you that:

(a)           Each of the Registration Statement, as of the date of its effectiveness, the Preliminary Prospectus, as of the date of the Preliminary Prospectus Supplement, and the Prospectus, as of the date of the Prospectus Supplement, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder except that (i) we express no view as to the financial statements, financial schedules, other financial, accounting and reserve and production data contained or incorporated by reference therein and the Statement of Eligibility and Qualification of the Trustee on Form T-1, and (ii) we express no view as to the antifraud provisions of the U.S. Federal securities laws and the rules and regulations promulgated under such provisions;

(b)           There are no documents known to us that are required to be filed under the Securities Act as exhibits to the Registration Statement that are not so filed as required in all material respects, nor are there any documents known to us that are required under the Securities Act to be summarized in the Preliminary Prospectus Supplement or the Prospectus Supplement in the manner specified in the Securities Act that are not so summarized as required in all material respects, except that (i) we express no view as to the financial statements, financial schedules and other financial, accounting and reserve and production data so required to be filed or summarized and the Statement of Eligibility and Qualification of the Trustee on Form T-1 and (ii) we express no view as to the antifraud provisions of the U.S. Federal securities laws and the rules and regulations promulgated under such provisions; and

(c)           No information has come to our attention that causes us to believe that (i) the Registration Statement, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Disclosure Package, as of [•] (New York time) on June 30, 2009 (which you have informed us is a time prior to the time of the first sale of the Notes by any Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (iii) the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, we do not express any view as to the financial statements, financial schedules, other financial, accounting and reserve and production data contained or incorporated by reference therein and the Statement of Eligibility and Qualification of the Trustee on Form T-1.

Exhibit B

Form of Opinion of General Counsel for the Company

(a)                                  Circle B Land Company LLC, a Colorado limited liability company, is validly existing as a limited liability company and is in good standing under the laws of Colorado.

(b)                                 Each of the Company and the Specified Guarantors has corporate or entity power, as applicable, to incur and perform all of its respective obligations under the Underwriting Agreement and the authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus.

(c)                                  The execution and delivery of the Transaction Documents by the Company and the Guarantors do not, and the performance by each of the Company and the Guarantors of its respective obligations under such Transaction Documents will not, (a) breach or result in a default under any Material Agreement, (b) result in any violation of any order, rule, regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective properties, or (c) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantors pursuant to any Material Agreement, except with respect to (b) where such violation would not result in a Material Adverse Effect.

(d)                                 The Company has an authorized capitalization as set forth in the Prospectus under the heading “Capitalization.”

(e)                                  To the best of my knowledge and other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any Guarantor is a party or of which any property of the Company or any Guarantor is the subject which, if determined adversely to the Company or any Guarantor, would individually or in the aggregate have a Material Adverse Effect; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

I confirm to you that each of the periodic and current reports on Form 10-K, 10-Q or 8-K filed by the Company under the Exchange Act and incorporated by reference in the Prospectus (except the financial statements, financial schedules and other financial, accounting, reserve, production and statistical data contained or incorporated by reference in such reports, as to which I express no view), at the time such report was filed with the Commission, appeared on its face to comply as to form in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder except that (i) I express no view as to the antifraud provisions of the U.S. Federal securities laws and the rules and regulations promulgated under such provisions and (ii) I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in such periodic and current

B-1

reports on Form 10-K, 10-Q or 8-K filed by the Company under the Exchange Act and incorporated by reference in the Prospectus, and I make no representation that I have independently verified the accuracy or fairness of such statements.

B-2